Exhibit 10.1

AMENDMENT TO CONTRACT P01309

BETWEEN

THE SECRETARY OF THE DEPARTMENT OF HEALTH AND HUMAN SERVICES

AND

WellCare of Louisiana, Inc.

Pursuant to the provisions of Sections 1851 through 1859 of the Social Security Act, the contract between the Secretary of the U.S. Department of Health and Human Services and WellCare of Louisiana, Inc., is hereby amended as follows:

Article II: Coordinated Care Plan (CCP)

The service area for H1903 is expanded to include West Baton Rouge, West Feliciana, East Feliciana, Point Coupee, Orleans and Jefferson Parishes in the State of Louisiana.

This amendment will be in force effective August, 2005.

06/16/05	/s/ Randolph Farris

DATE	James Randolph Farris, MD Regional Administrator Centers for Medicare & Medicaid Services

06/15/05	/s/ Todd S. Farha

Todd Farha President & CEO WellCare of Louisiana, Inc.